UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

American Financial Group, Inc. convened its annual meeting of shareholders on May 16, 2012.  The voting results on the proposals considered at the annual meeting are set forth below:

1.	Elect ten directors.

	For	Withheld	Broker Non-Votes
Carl H. Lindner III	84,719,556	2,131,201	4,602,355
S. Craig Lindner	84,718,290	2,132,467	4,602,355
Kenneth C. Ambrecht	83,830,907	3,019,850	4,602,355
John B. Berding	73,278,904	13,571,853	4,602,355
Theodore H. Emmerich	85,603,931	1,246,826	4,602,355
James E. Evans	82,284,424	4,566,333	4,602,355
Terry S. Jacobs	84,750,435	2,100,322	4,602,355
Gregory G. Joseph	85,269,846	1,580,911	4,602,355
William W. Verity	74,947,568	11,903,189	4,602,355
John I. Von Lehman	85,267,103	1,583,654	4,602,355

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

For	Against	Abstain
90,618,138	798,632	36,342

3.	Amend the 2011 Equity Bonus Plan.

For	Against	Abstain	Broker Non-Votes
63,188,402	23,126,630	535,725	4,602,355

The 2011 Equity Bonus Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

4.	Amend the 2005 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
52,685,037	33,624,637	541,083	4,602,355

The 2005 Stock Incentive Plan, as amended, is filed as Exhibit 10.2 to this Current Report on Form 8-K.

5.	Amend and restate the Non-Employee Directors Compensation Plan.

For	Against	Abstain	Broker Non-Votes
62,070,137	24,223,031	557,589	4,602,355

The Amended and Restated Non-Employee Directors Compensation Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.

6.	Approve, on an advisory basis, compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
84,121,425	2,496,849	232,483	4,602,355

7.	Shareholder proposal to adopt a sexual orientation non-discrimination policy.

For	Against	Abstain	Broker Non-Votes
26,120,531	58,241,598	2,488,628	4,602,355

8.	Shareholder proposal to adopt majority voting.

For	Against	Abstain	Broker Non-Votes
46,849,969	39,924,700	76,088	4,602,355

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	2011 Equity Bonus Plan, as amended
10.2	2005 Stock Incentive Plan, as amended
10.3	Amended and Restated Non-Employee Directors Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: May 17, 2012	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President